August 17, 1998


PBHG Advisor Funds, Inc.
825 Duportail Road
Wayne, PA 19087


                  Re: PBHG Advisor Funds, Inc.
                      Post-Effective Amendment No. 3
                      to the Registration Statement on Form N-1A

Gentlemen:

                  We have acted as counsel to PBHG Advisor Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland registered under the Investment Company Act of 1940, as amended, as an open-end series management investment company.

                  This opinion is given in connection with the filing by the Company of its Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of an indefinite number of Class A and Class B shares of common stock, par value $.001 per share (the "Shares"), representing interests in the PBHG Advisor Core Value Fund, the PBHG Advisor Defensive Equity Fund, the PBHG Advisor Enhanced Equity Fund, the PBHG Advisor Blue Chip Growth Fund, the PBHG Advisor Large Cap Concentrated Fund, the PBHG Advisor New Opportunities Fund, the PBHG Advisor Health Care Fund, the PBHG Advisor Financial Services Fund, the PBHG Advisor Global Technology & Communications Fund, the PBHG Advisor Master Fixed Income Fund, the PBHG Advisor Short-Term Government Fund, and the PBHG Advisor Cash Reserves Fund, each a portfolio of the Company.

                  In connection with our giving this opinion, we have examined a copy of the Charter of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus included in the Registration Statement substantially in the form in which it is to



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PBHG Advisor Funds, Inc.
August 17, 1998
Page 2


become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will have been legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information - Counsel and Independent Accountants" in the Prospectus included in the Registration Statement.


                                       Very truly yours,


                                       /s/Ballard Spahr Andrews & Ingersoll, LLP